UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 13, 2004


                              Peoples Bancorp, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)


          Maryland                          0-24169             52-2027776
          --------                          -------             ----------
(State or other jurisdiction of    (Commission file number)    (IRS Employer
 incorporation or organization)                              Identification No.)


          P.O. Box 210, 100 Spring Avenue, Chestertown,  Maryland 21620
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (410) 778-3500
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     (b) Effective October 13, 2004, Ina Mae Puppe Reed resigned from her position as Chief Financial Officer of Peoples Bancorp, Inc. (the "Company"). Ms. Reed will continue her employment with the Company as Vice President and Auditor.

     (c) Effective October 13, 2004, the Board of Directors of the Company appointed Thomas G. Stevenson to serve as the Company's Chief Financial Officer, a position he previously held from March 1986 until May 2004. Mr. Stevenson is a director of the Company and of its bank subsidiary, Peoples Bank of Kent County, Maryland (the "Bank"), and has served as President of these institutions since May 2000 and as Chief Executive Officer since May 2002. In the last two years, in the normal course of its business, the Bank made a mortgage loan to Mr. Stevenson in the principal amount of $200,000. This loan was made on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with third parties and has not and does not currently involve more than the normal risk of collectability or present other unfavorable features.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             PEOPLES BANCORP, INC.


Dated:  October 14, 2004               By:  /s/ Thomas G. Stevenson
                                            -----------------------------------
                                            Thomas G. Stevenson
                                            President, CEO and CFO